Exhibit 4.1

Sponsorship and Agency Agreement

THIS AGREEMENT dated for reference July 31 2002, is made BETWEEN

GEORGIA    PACIFIC    SECURITIES    CORPORATION, a

member of the TSX Venture Exchange (the "Exchange"), of 1600-555 Burrard Street, Vancouver, British Columbia, V7X 1S6

(the "Agent"); AND

CUSIL VENTURE CORPORATION.,   a  Issuer  incorporated

under the laws of the Province of British Columbia, of 1400-400 Burrard Street, Vancouver, BC, V6C 3G2

(the "Issuer"). WHEREAS:

A.

The Issuer proposes to enter into a transaction to acquire InNexus, Inc. ("InNexus")
and SAT (defined below) from ImmPheron (defined below) and to conduct a distribution of its securities to the public through the TSX Venture Exchange (the "Exchange") (die "Transaction");

B.

Pursuant to the Exchange Sponsorship Policies (defined below), the Exchange requires that the Issuer obtain a member of the Exchange to act as its sponsor within the meaning of the Exchange Sponsorship Policies as a condition of approval of the Transaction;

C.

The Issuer wishes to raise money for the purposes set forth in its Prospectus, which is to be filed by the Issuer with the Regulatory Authorities, by offering for sale certain of its securities;

D.

The Issuer wishes to appoint the Agent to distribute those securities and the Agent is willing to accept the appointment on the terms and conditions of this Agreement;

-2-THE PARTIES to this Agreement therefore agree:

1.

DEFINITIONS AND INTERPRETATION

1.1

In this Agreement:

(a)

"Agent" has the meaning defined above;

(b)

"Agent's Commission" has the meaning assigned thereto in Section 7.1;

(c)    "Agent's Warrants" means the common share purchase warrants of the Issuer issued to the Agent as part of the Agent's compensation;

(d)    "Agent's Warrant Shares" means any common shares in the capital of the Issuer that may be issued on exercise of the Agent's Warrants;

(e)     "Applicable Legislation" means the Securities Act or comparable legislation in each of the Selling Provinces, the regulations and rules made under that legislation, and all administrative policy statements, blanket orders, notices, directions and rulings issued by the Commissions;

(f)   "Approval Date" means the date that the Exchange grants final acceptance to the Transaction;

(g)      "Business" means the corporate undertaking of the Issuer and InNcxus;

(h)      "Certificates" means the certificates representing the Shares registered in the names and denominations reasonably requested by the Agent and the certificates representing the Agent's Warrants and the Corporate Finance Shares;

(i)     "Closing" means the closing of the purchase and sale and the issuance of the Shares by the Issuer;

(j)      "Closing Day" means the 10th business day after the Offering Day;

(k)      "Commissions" means the Securities Commissions or securities regulatory authorities in the Selling Provinces;

(1)     "Corporate Finance Fee" has the meaning assigned thereto in section 7.1;

(m)     "Corporate Finance Shares" means the common shares in the capital of the Issuer to be issued to the Agent by the Issuer in consideration of corporate finance and structuring services provided by the Agent;

(n)     "Disclosure Documents" means the disclosure documents appropriate to the Transaction as determined by the Issuer and the Agent and as may be required by the Exchange, with the exception of any prospectus to be prepared in connection with the Transaction;

(o)   "Distribution" means the distribution or sale of the Securities pursuant to this Agreement and includes the distribution of the Agent's Warrants and the Corporate Finance Shares;

(p)    "Effective Date" means the dale on which the receipt for the final Prospectus is issued by the last of die Commissions;

(q)      "Exchange" means the TSX Venture Exchange;

(r)    "Exchange Policy" means a policy, as amended, contained in the Exchange's Corporate Finance Manual;

(s)     "Exchange Sponsorship Policies" means the Exchange Policies pertaining to sponsorship;

(t)

"Expenses" has the meaning assigned thereto in Section 19.1;

(u)

"Indemnity" has the meaning assigned thereto in Section 15.1;

(v)

"ImmPheron" means ImmPheron Inc.

(w)

"InNexus" means InNexus, Inc.;

(x)

"Issuer" has the meaning defined above;

(y)

"Material Change" has the meaning defined in the Applicable Legislation;

(z)

"Material Fact" has the meaning defined in the Applicable Legislation;

(aa)

"Misrepresentation" has the meaning defined in the Applicable Legislation;

(bb)

"Offering" means the offering of the Shares under the Prospectus;

(cc)      "Offering Day" means the day chosen by the Agent to contract the purchases of Shares by the purchasers;

(dd)     "Offering Price" has the meaning assigned thereto in section 4.2; (ee)      "Proceeds" means the gross proceeds of the Offering, less:

(i)      the Agent's commission;

(ii)      any unpaid portion of the Sponsorship Fee;

(iii)      the reasonable expenses of the Agent in connection with the Offering which have not been repaid by the Issuer; and

(iv)      any amount already received by the Issuer;

(ff)      "Prospectus" means the preliminary prospectus and the final prospectus filed or intended to be filed by the Issuer with the Regulatory Authorities in connection with the Offenng and any amendments to the preliminary prospectus and final prospectus which may be filed with the Regulatory Authorities;

(gg)     "Quarterly and Year End Report" means a report of the Issuer prepared on the relevant forms pursuant to the Applicable Legislation;

(hh)      "Regulatory Authorities" means the Commissions and the Exchange; (ri)       "Rejection Notice" has the meaning assigned thereto in Section 3.2;

(jj)   "Reports" means any business plans, engineering reports, geological reports, technical reports, valuation opinions or similar documents concerning the Business;

(kk)     "Right of First Refusal" has the meaning assigned thereto in Section 19.1;

(11)       "SAT" means super antibody technology;

(mm)   "Securities" means the Shares, the Agent's Warrants, Agent's Warrant Shares and the Corporate Finance Shares, and any common shares in the capital of the Issuer issued pursuant to the Greenshoe Option, and any common shares of the Issuer which may be offered for sale under the Prospectus, pursuant to a secondary or shareholder offering; and

(nn)     "Selling Provinces" means the provinces of British Columbia   and Alberta and such other Canadian provinces as may be agreed between the Issuer and the Agent;

(oo)    "Shares" means the previously unissued common shares in the capital of the Issuer as presently constituted, which will be issued under the Offering;

(pp)"Sponsorship Fee" has the meaning assigned thereto in Section 7.1; (qq)       "Sponsorship Term" has the meaning assigned thereto in Section 3.3;

(rr)      "Subsidiary" means the entity identified in Schedule "A" hereto;

(ss)      "Transaction" has the meaning defined in Recital A;

2.

INVESTIGATION BY AGENT

2.1

The Issuer must at all times during normal business hours afford full access to the
Agent and its authorized representatives to all properties, books, contracts, commitments and other corporate records, and must furnish the Agent with copies thereof and such other information concerning the Business as the Agent may request, in order that the Agent may undertake an investigation of the Issuer and the Business.

2.2

The Issuer must forthwith provide the Agent with:

(a)   the most recent audited financial statements concerning the Issuer, and unaudited financial statements, such unaudited financial statements prepared as of a date satisfactory to the Agent, acting reasonably;

(b)      draft Disclosure Documents appropriate to the Transaction;

(c)     fully completed and executed personal information forms in Form 2A (as found in the Exchange's Corporate Finance Manual) for all directors and officers of the Issuer;

(d)      copies of all available Reports which, in final form or in draft if such Reports have not been finalized;

(e)   acknowledgements, in the form provided by the Agent, executed by each of its directors and each member of its senior management; and

(f)      copies of all material contracts to which it or the Subsidiary is a party.

2.3

Upon conclusion of its investigation, the Agent must give notice to the Issuer whether it has decided to act as the Issuer's sponsor with regard to the Transaction.

3.

SPONSORSHIP DUTIES

3.1

The Agent will complete the preliminary due diligence required by the Agent to determine whether it will act as sponsor with regard to the transaction (the "Preliminary Due
Diligence").

3.2

Upon completing the Preliminary Due Diligence, the Agent will either:

(a)    give notice to the Issuer that it has decided not to act as the Issuer's sponsor with regard to the Transaction; (the "Rejection Notice") or

(b)    provide the Issuer with notice indicating to the Issuer that it has decided to act as the Issuer's sponsor with regard to the Transaction, subject to the Agent determining that it is satisfied with the results arising from the remainder of the Agent's clue diligence.

3.3

Upon accepting the sponsorship role, the Agent will undertake the sponsorship duties prescribed by the Exchange Sponsorship Policies relating to the sponsorship (the
"Sponsorship Dudes") and will execute such Sponsorship Duties until the close of business on the
Approval Date, unless this responsibility is terminated earlier by either the Agent or the Issuer in accordance with the Sections of this Agreement dealing with termination (the "Sponsorship Term").

3.4

The Agent, in its sole discretion, but on prior notice to and in consultation with the
Issuer, may hire any consultant, expert or business valuator (the "Consultant") which the Agent deems necessary in order to perform the due diligence required by the Sponsorship Policies and the
Issuer agrees to pay all fees and expenses reasonably incurred by the Agent in connection with the
Consultant.

3.5

This Agreement is effective from the reference date of this Agreement until such time as it is terminated, either by the fulfilment of all duties and obligations of each of the parties hereunder, by the issuance of a Rejection Notice by the Agent or pursuant to the Sections of this
Agreement which deal with termination of this Agreement.

3.6

Regardless of the manner in which this Agreement is terminated, the obligations of the Issuer outlined in the Sections of this Agreement dealing with the payment of the Agent's
Commission, the Sponsorship Fee, and Expenses, the Indemnity and the Right of First Refusal will continue in full force until such time as these obligations are satisfied.

4.

APPOINTMENT OF AGENT

4.1

The Issuer appoints the Agent as its exclusive agent and the Agent accepts the appointment and will act as the exclusive agent of the Issuer to offer the Shares for sale under the
Prospectus at the Offering Price on a commercially reasonable efforts basis.

4.2

The Issuer and the Agent will determine, before the Offering Day, the price at which the Shares will be sold (the "Offering Price") in accordance with the rules and policies of the
Exchange.

4.3

If the Issuer and the Agent fails to agree on a price for the Shares before the
Offering Day, neither the Issuer nor the Agent will be bound to complete the Offering.

4.4

The Issuer will reserve or set aside sufficient shares in its treasury to issue the Shares, the Corporate Finance Shares, and Agent's Warrant Shares and all shares which may be issued pursuant to the Greenshoe Option.

5.

CONDUCT OF THE OFFERING

5.1

Following the Effective Date and after receiving conditional acceptance from the
Exchange, the Issuer and the Agent will set the Offering Day.

5.2

The Offering Day will be on or before the earlier of the day which is:

(a)      90 days after the Effective Date; and

(b)      12 months after the date of the issue by the Commissions of the preliminary receipt for the Prospectus.

5.3

The Agent will advise the Issuer and its counsel in writing when the Distribution under the Prospectus is complete.

5.4

The Agent may solicit and accept subscriptions for additional shares in the Offering up to a maximum of 15% of the Offering (the "Greenshoe Option").

5.5

The number of additional shares subject to the Greenshoe Option will be the lesser of 15% of the Offering or the actual number of additional shares for which subscriptions have been received.

5.6

The Agent will advise the Issuer and the Exchange of the number of shares subject to the Greenshoe Option prior to the opening of the market on the Offering Day, unless trading in shares of the Issuer is halted or suspended, in which case the Agent will advise the Issuer and the
Exchange of the number of shares subject to the Greenshoe Option within 10 business days after the Offering Day.

5.7

On receipt of notice in writing from the Agent given within 60 calendar days of the
Offering Day, the Issuer will issue and deliver to the Agent forthwith, at the Offering Price, die number of shares subject to the Greenshoe Option.

5.8

Nothing in this Agreement will prevent the Agent from purchasing additional shares on the Exchange in order to fill subscriptions for additional shares.

6.

OPINIONS AND CERTIFICATES

6.1

On the Effective Date, the Issuer will deliver the following documents to the Agent and its counsel in a form acceptable to them (the "Deliveries"):

(a)      a comfort letter from the auditor of the Issuer, dated as of the date of the Prospectus and addressed to the Agent and its counsel, relating to the accuracy of the financial statements forming part of the Prospectus and the accuracy of the financial, numerical and certain other information disclosed in the Prospectus;

(b)      an opinion of counsel for the Issuer, dated as of the Effective Date and addressed to the Agent and its counsel, relating to any legal matter in connection with die creation, issuance and sale of the Securities for which the Agent may reasonably request an opinion (the "Legal Opinion");

(c)      a certificate of the Issuer, dated as of the Effective Date and signed by the president of the Issuer or by another officer approved by the Agent, certifying certain facts relating to the Issuer and its affaks (the "Officer's Certificate"); and

(d)      any other certificates, comfort letters or opinions in connection with any matter related to the Prospectus which are reasonably requested by the Agent or its counsel.

6.2

On Closing, the Issuer will provide the Agent and its counsel with evidence of the necessary approval of the Regulatory Authorities for the Offering, the Legal Opinion and the
Officer's Certificate updated to the Closing.

7.

AGENT'S COMPENSATION

7.1

In consideration of the agency, sponsorship, and corporate finance services to be performed by the Agent under this Agreement, the Issuer agrees to:

(a)     pay the Agent at Closing a cash commission of 10% of the Offering Price per Share sold, including previously unissued shares sold pursuant to the Greenshoe Option,

whether purchased by the Agent for its own account or for its clients or purchased by other members of the Exchange for their own accounts or for their clients,

(b)      issue to the Agent on each Closing or to members of its selling group as directed by the Agent that number of Agent's Warrants that is equal to 10% of the number of Shares sold, including previously unissued shares sold pursuant to the Greenshoe Option;

(together, the "Agent's Commission");

(c)      pay the Agent at Closing a corporate finance fee of 2% of the Offering Price per Share sold (the "Corporate Finance Fee"), including previously unissued shares sold pursuant to the Greenshoe Option, whether purchased by the Agent for its own account or for its clients or purchased by other members of the Exchange for their own accounts or for their clients;

(d)      issue to the Agent 50,000 Corporate Finance Shares on Closing; and

(e)      pay the Agent a sponsorship fee of $25,000, plus G.S.T., (the "Sponsorship Fee") payable as follows:

(i)   $10,000 upon delivery of documents and commencement of due diligence reviews, the receipt of which $10,000 in respect thereof is hereby acknowledged by the Agent; and

(ii)     the balance of the Sponsorship Fee at Closing.

7.2

The Issuer's obligation to pay the Sponsorship Fee survives the termination of this
Agreement.

7.3

The Agent's Warrants will be represented by certificates and will be non-transferable except as permitted by Applicable Legislation and any order granted by the Commissions.

7.4

One Agent's Warrant will entitle the holder to purchase one common share of the
Issuer (an "Agent's Warrant Share").                                                                               . .                     •

7.5

The right to purchase Agent's Warrant Shares under the Agent's Warrants may be exercised at any time up to the close of business 24 months from Closing, at the Offering Price.

7.6

The terms governing the Agent's Warrants will include, among other things, provisions for the appropriate adjustment in the class, number and price of the Agent's Warrant
Shares upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the shares, the payment of stock dividends or the amalgamation of the Issuer.
Notwithstanding the foregoing, for greater certainty, no adjustment shall be required in respect of the Subdivision as the number of Agent's Warrants and exercise price thereof give effect to the
Subdivision.

7.7

The issue of the Agent's Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights during the period within which the Agent's Warrants are exercisable.

8.

MINIMUM SUBSCRIPTION

8.1

The Offering is subject to a minimum subscription of 1,000,000 Shares.

8.2

All funds received by the Agent for subscription will be held in trust by the Agent or placed in trust with the Issuer's registrar and transfer agent until the minimum subscription has been obtained.

8.3

Notwithstanding any other term of this Agreement, all subscription funds received by the Agent will be returned to the subscribers if the minimum subscription is not obtained by
5:00 p.m. on the Offering Day.

8.4

Notwithstanding any other term of this Agreement, the Agent's Commission and
Corporate Finance Fee will not be paid to the Agent if the minimum subscription is not obtained by
5:00 p.m. on the Offering Day.

9.

CLOSING OF THE OFFERING

9.1

The Closing will take place on the Closing Day.

9.2

On Closing, the Issuer will deliver the Certificates, through its registrar and transfer agent, to the Agent, against payment of the Proceeds.

9.3

If the Issuer has satisfied all of its material obligations under this Agreement, on
Closing, the Agent will pay the Proceeds to the Issuer against delivery of the Certificates.

9.4

The obligation of the Agent to pay the Proceeds to the Issuer shall be subject to the following conditions precedent:

(a)     the Issuer shall have performed or complied with each covenant and obligation herein provided on its part to be performed or complied with;

(b)     each of the representations and warranties of the Issuer herein shall continue to be true, and the Officer's Certificate shall contain certification to that effect; and

(c)    the Issuer shall have, to the satisfaction of the Agent's counsel, taken or caused to be taken all steps and proceedings which may be requisite under the Applicable Legislation to qualify the Distribution of the Shares to the public in the Selling Provinces through registrants who have complied with the provision of the Applicable Legislation, including the filing and the obtaining of receipts for the Prospectus.

10.

COVENANTS OF THE ISSUER

10.1

If, during the Sponsorship Term, a Material Change in the assets, liabilities
(contingent or otherwise), business, operations or capital of the Issuer occurs, or is anticipated or threatened, or change in a Material Fact occurs in the affairs of the Issuer, the Issuer will:

(a)      promptly notify the Agent, in writing of the full particulars of the change;

(b)     file with the Regulator)' Authorities as soon as practicable, and in any event no later than 10 days after the change occurs, an amendment to the Prospectus in a form acceptable to the Agent disclosing the Material Change; and

(c)     provide as many copies of that amendment to the Agent as the Agent may reasonably request.

10.2

The Issuer shall in good faith discuss with the Agent any fact or change in circumstances (actual and anticipated, contemplated or threatened, whether financial or otherwise)
which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Agent pursuant to the previous Subsection.

10.3

If the Issuer is not certain as to whether a Material Change has occurred, the Issuer must promptly notify the Agent in writing of the full particulars of the event giving rise to the uncertainty, and must consult with the Agent as to whether such event constitutes a Material
Change.

10.4

During the Sponsorship Term the Issuer must promptly provide the Agent with copies of all Reports forthwith upon preparation or receipt of same.

10.5

During the Sponsorship Term the Issuer must promptly notify the Agent of:

(a)     any proposed Change of Business (as defined in the Exchange Policies) of the Issuer;

(b)      any proposed Fundamental Acquisition (as defined in the Exchange Policies) of the Issuer;

(c)      any proposed Change of Control (as defined in the Exchange Policies) of the Issuer;

(d)      any proposed Change of Management (as defined in the Exchange Policies) of the Issuer;

(e)     any other proposed transaction of the Issuer that constitutes an element of a Reverse Take-Over (as defined in the Exchange Policies); and

(f)     sale or other disposition of any outstanding shares in the capital of any Subsidiaries wholly or partially owned by the Issuer.

10.6

During the Sponsorship Term the Issuer must promptly notify the Agent of any proposed change to the constitution of the board of directors of the Issuer, or to the membership of senior management of the Issuer. The Issuer must promptly notify the Agent in writing of any resignations, terminations or departures of members of the board of directors or senior management
(together with the events outlined in die above Subsection, "Fundamental Change").

10.7

During the Sponsorship Term the Issuer must provide the Agent with copies of all
Quarterly and Year End Reports, press releases, promotional materials, material change reports, materials prepared in connection with the Issuer's annual general meeting and any other general meetings of shareholders, annual reports, and financial statements prepared by or for the Issuer promptly after their preparation or receipt.

10.8

During the Sponsorship Term the Issuer must, at least 10 business days before the deadline, notify the Agent of any circumstances where the Issuer does not expect to comply with a filing deadline imposed by the Exchange or the Commissions.

10.9

The Issuer must at all times use its reasonable best efforts to assist the Agent in carrying out its Sponsorship Duties.

10.10

The Issuer acknowledges that it has appointed Stuart Rogers, President and Chief
Executive Officer of the Issuer, as its officer responsible for carrying out its reporting obligations to the Agent hereunder, and agrees that the Agent may direct and address all inquiries and submit all notices hereunder to the attention of Stuart Rogers.

10.11

Nothing in this Agreement is to be construed as a fetter on the discretion of the directors of the Issuer.

10.12

All information relating to the Issuer provided by the Issuer to the Agent must be directed to die corporate finance department of the Agent, and the Issuer will not disclose to any other person associated with the Agent any information relating to the Issuer which is not publicly available.

11.

ACKNOWLEDGEMENTS OF ISSUER

11.1

The Issuer acknowledges that the Issuer and its directors and management have been informed of their responsibilities concerning continuous and timely disclosure under the Applicable
Legislation, and in particular, without limitation, of the Issuer's responsibility to issue a press release, and file a material change report, in the event of a Material Change in the business, operations, assets or ownership of the Issuer. The Issuer further acknowledges in this regard that it is aware of the sendees offered by commercial news disseminators.

11-2

The Issuer acknowledges that it has been advised concerning the Exchange's on going requirements concerning the minimum distribution of the common shares in the capital of the
Issuer.

12.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

12.1

The Issuer warrants and represents to the Agent, and acknowledges that the Agent has relied on such warranties and representations in entering into this Agreement, that:

(a)      the descriptions of the assets and the liabilities of the Issuer set out in the consolidated balance sheets of the Issuer, including the notes thereto, to be provided to the Agent will be true and correct, will accurately and fairly present the financial position and condition of the Issuer as at the respective dates thereof, will reflect all liabilities (absolute, accrued, contingent or otherwise) of the Issuer at the respective dates thereof and will be prepared in accordance with Canadian generally accepted accounting principles, applied on a consistent basis;

(b)      the statement of earnings, retained earnings and changes in financial position of the Issuer, including the notes thereto, to be provided to the Agent will in each case accurately and fairly present the results of the operations of the Issuer for the respective periods covered thereby and will be prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis throughout such period;

(c)      the financial position of the Issuer as at the date hereof is no less favourable than that disclosed in the most recent balance sheets provided to the Agent;

(d)      the information concerning the Business which will be provided to the Agent will be accurate, complete and fair and accurate in all particulars;

(e)      the Disclosure Documents are, or will be upon their completion, true and correct in all material respects;

(f)      the information contained in the sources and uses of funds statements to be provided to the Agent hcrcundcr will be accurate and complete;

(g)      the execution of this Agreement by the Issuer does not and will not conflict with, and does not and will not result in a breach of, or constitute a default under, any agreement or instrument to which the Issuer is a party, or by which the Issuer is bound, or the terms of the incorporating documents of the Issuer;

(h)      the execution of this Agreement has been authorized by all necessary corporate action on the part of the Issuer;

(i)      as of the date hereof:

(i)      there has not been any Material Change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Issuer;

(ii)      there has not been any Material Change in the capital or long-term debt of the Issuer other than the debts owing by the Issuer which were or are to be converted into common shares in the capital of the Issuer by agreements between the Issuer and certain creditors dated as disclosed in the Disclosure Documents;

(iii)   there has not been any Material Change in the Business, business prospects, condition (financial or otherwise) or results of the operation of the Issuer;

from those disclosed in the most recent financial statements provided to the Agent of which the Agent has not been made aware by the Issuer;

(j)    since the date of the most recent financial statements provided to the Agent, the Issuer has carried on its business in the ordinary course;

(k)   neither the Issuer, nor to the best of the Issuer's knowledge, InNexus, has any subsidiaries other than the Subsidiary. Schedule "A" hereto accurately sets out the information relating to the constating documents and the authorized and issued capital of the Subsidiary.

(1)

the Issuer is a valid and subsisting corporation duly incorporated and in good standing under the Company s\ct (British Columbia);

(m)     the Issuer is duly registered and licenced to carry on business or own property in the jurisdictions in which it carries on business or owns property where so required by the laws of that jurisdiction;

(n)      the authorised and issued capital of the Issuer is as disclosed in the Disclosure Documents and the issued and outstanding common shares of the Issuer are fully-paid and non-assessable;

(o)      the Issuer will reserve or set aside sufficient common shares in its treasury to issue the Shares Agent's Warrant Shares and the Corporate Finance Shares;

(p)     except as qualified by the Disclosure Documents, the Issuer is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to in the Disclosure Documents; all agreements by which the Issuer holds an interest in a property, business or asset are in good standing according to their terms, and the properties are in good standing under the applicable laws of the jurisdictions in which they are situated;

(q)      the Disclosure Documents will contain full, true and plain disclosure of all Material Facts in relation to the Issuer, the Business and their respective securities, will contain no Misrepresentations, will be accurate in all material respects and will omit no fact, the omission of which will make such representations misleading or incorrect;

(r)      the Issuer has complied and will comply fully with die requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, Applicable Legislation and the Company A-d (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the Offering;

(s)      the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

(t)      except as disclosed in the Disclosure Documents, the Issuer is nor a party to any actions, suits or proceedings which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened;

(u)    there are no judgments against the Issuer which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer is subject;

(v)     this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer and the Issuer has full corporate power and authority to undertake the Offering;

(w)   there is not presently, and will not be until the conclusion of the Distribution, any Material Change or change in any Material Fact relating to the Issuer which has not been or will not be fully disclosed in the Prospectus;

(x)     no order ceasing, halting or suspending trading in securities of the Issuer nor prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

(y)      except as disclosed in the Disclosure Documents, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Issuer or any other security convertible into or exchangeable for any such shares, or to require the Issuer to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital;

(z)    the Issuer has filed all federal, provincial, local and foreign tax returns which are required to be filed, or have requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith;

(aa)      the Issuer has established on its books and records reserves which are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Issuer except for taxes not yet due, and there are no audits of any of the tax returns of the Issuer which are known by the Issuer's management to be pending, and there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Issuer;

(bb)     other than the Agent and L. Grant Young, (who is entitled to receive a finder's fee of 500,000 common shares ), no person, firm or corporation acting or purporting to act at the request of the Issuer is entitled to any brokerage, agency or finder's fee in connection with the transactions described herein; and

(cc)    the Issuer owns or possesses adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and other intellectual property necessary for the business of the Issuer now conducted and proposed to be conducted, without any conflict with or infringement of the rights of others. The Issuer has received no communication alleging that the Issuer has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither the execution or delivery of this Agreement nor the carrying on of the business of the Issuer by the employees of the Issuer, nor the conduct of the business of the Issuer will conflict with or result in a breach of the terms, conditions, or provisions of or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated;

(dd)    to the best of the Issuer's knowledge, information and belief, after having made due inquiry, the InNexus Officer's Certificate dated July 31, 2002, is true and correct in all material respects; and

(ee)     the warranties and representations in this subsection will continue to be true and correct and will remain so as of the conclusion of the Distribution, and the Issuer will promptly provide written notice to the Agent if the Issuer becomes aware that any representation or warranty of the Issuer set forth in this Subsection is not true and correct.

12.2

The Agent warrants and represents to the Issuer that:

(a)    it is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated, continued or amalgamated;

(b)     it is a member in good standing of the Exchange; and

(c)    it has complied with and will fully comply with the requirements of all applicable securities laws, including, without limitation, Applicable Legislation, its rules and regulations and the by-laws and rules of the Exchange, in relation to trading in the Securities and all matters relating to the Offering.

13.

INDEMNITY

13.1

The Issuer will indemnify (the "Indemnity") the Agent, and each director, officer, employee or agent of the Agent (collectively, the "Indemnified Parties") and save them harmless, from and against all losses, claims, damages, liabilities, costs or expenses suffered or incurred by the
Indemnified Parties:

(a)      existing (or alleged to exist) by reason of untrue statements contained in the Disclosure Documents or the Prospectus or other written or oral representation made by the Issuer to an investor in connection with the Offering or by reason of the omission to state any fact necessary to make such statements or representations not misleading (except for information and statements referring solely to the Agent);

(b)      arising directly or indirectly out of any order made by any regulatory authority based upon an allegation that any such untrue statement or representation, or omission exists (except for information and statements referring solely to the Agent) including, without limitation, an order that trading in or distribution of the Securities is to cease;

(c)     resulting from the failure by the Issuer to file an amendment to the Prospectus as required by this Agreement;

(d)     resulting from the breach by the Issuer of any of the terms of this Agreement;

(e)     resulting from any representation or warrant)7 made by the Issuer herein not being true or ceasing to be true;

(f)     if the Issuer fails to issue and deliver the certificates representing the Securities in the form and denominations satisfactory to the Agent at the time and place required by the Agent with the result that any completion of a sale of the Securities docs not take place; or

(g)      if, following the completion of a sale of any of the Securities, a determination is made by any competent authority setting aside the sale unless that determination arises out of an act or omission by the Agent.

13.2

If any action or claim is brought against an Indemnified Party in respect of which indemnity may be sought from the Issuer pursuant to this Agreement, the Agent will promptly notify the Issuer in writing.

13.3

The Issuer will assume the defence of the action or claim, including the employment of counsel and the payment of all expenses.

13.4

The Indemnified Part)' will have the right to employ separate counsel, and the Issuer will pay the fees and expenses of such counsel.

13.5

The Indemnity provided for in this Section will not be limited or otherwise affected by any other indemnity obtained by the Indemnified Party from any other person in respect of any matters specified in this Agreement and will continue in full force and effect until all possible liability of the Indemnified Party arising out of this Agreement has been extinguished by the operation of law.

13.6

If indemnification under this Agreement is found in a judgment by a court of competent jurisdiction not to be available for reason of public policy, the Issuer and the Indemnified
Parties will contribute to the losses, claims, damages, liabilities or expenses (or actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of the Issuer, on the one hand, and the Indemnified Parties on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). No person found liable for a fraudulent misrepresentation (within the meaning of applicable securities laws) will be entided to contribution from any person who is not found liable for such fraudulent misrepresentation.

13.7

To the extent that any Indemnified Party is not a party to this Agreement, die Agent will obtain and hold the right and benefit of this Section in trust for and on behalf of such
Indemnified Party.

14.

FILING OF PROSPECTUS

14.1

The Issuer will cause the Prospectus to be filed with the Regulatory Authorities, will deliver all necessary copies of the Prospectus to the Regulatory Authorities and will use its reasonable best efforts to have the Prospectus accepted by the Regulator' Authorities.